Exhibit 10.39

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COLLABORATION AGREEMENT

This COLLABORATION AGREEMENT (the "Agreement") is entered into as from May 28th , 2015 (the "Effective Date") by and between S&W Seed Company, 7018 N. Fresno, Suite 380, Fresno, CA 93720 (hereinafter "S&W") and CALYXT Inc., a company having its head office at 600 County Road D West, Suite 8, New Brighton, MN  55112, USA (hereinafter "Calyxt");

Each of S&W and Calyxt shall individually be referred to as a "Party" and collectively as the "Parties".

PREAMBLE

Whereas, Calyxt is a biotechnological company with expertise in plant genome engineering utilizing its innovative breeding and targeted genome editing technology to create traits of value and products for the agricultural and food industry;

Whereas, S&W is a breeding, production and processing company for the alfalfa and stevia industries;

Whereas, S&W and Calyxt (previously known as Cellectis Plant Sciences Inc.) entered into discussions on June 4th 2014 through the execution of a Mutual Confidential Disclosure Agreement (the "MCDA") regarding a collaboration between them for the development and commercialization of products involving genome-modified Alfalfa for use as human food and animal feed sources (the "Collaboration");

Whereas, confirming their interest for the Collaboration, the Parties entered into a Material Transfer Agreement on September 19th 2014 (the "MTA") for the transfer of the Material (as further defined hereinafter) together with associated know-how proprietary to S&W to Calyxt for certain research, testing, and experimental purposes within the frame of their intended Collaboration, and the Parties executed a Letter Of Intent on October 22nd, 2014 (the "LOI") setting forth certain principles and obligations regarding the negotiation of this Agreement;

Whereas, the present Agreement is the Definitive Agreement referred to in the LOI which is to set forth the definitive terms and conditions of the Parties' Collaboration, terminate and replace any and all previous agreement entered into between the Parties in relation to the Collaboration;

NOW THEREFORE, and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the Parties as follows:

1.   DEFINITIONS

For the purpose of this Agreement, the following terms shall have the meanings defined herein, whether used in the singular or the plural:

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1.1.   "Affiliate" means any corporation, organization, association or other entity that, at the Effective Date or subsequently, Controls, is Controlled by, or is under common Control with the Party in question.

1.2.   "Background Intellectual Property" and "Background IP" shall be interchangeable and mean any and all of the intellectual property rights, technical information, know-how or trade secret of a Party and its Affiliates which pre-exist this Agreement (including without limitation their respective Licensed Patents and Protections), along with any and all of the intellectual property generated, conceived, created or developed outside the scope of the Research Program by a Party and/or its Affiliates; the use or practice of which would be useful in achieving the objectives of the Collaboration and the subsequent commercialization activities. The Background IP of each Party made available for the Collaboration is listed as Annex 1 to this Agreement and also include the Material provided by one Party to the other and developed without use or practice of the other Party's Background IP / Material. Calyxt's Background IP used or practiced during its performance of the Research Program for the development of a Material/Product and/or covering such Material/Product will be listed in the Material Transfer Form prior to delivery to S&W.

1.3.   "Commercialize" or "Commercialization" means any activities directed to marketing, promoting, distributing, importing for sale, offering to sell and/or selling Products.

1.4.   "Commercially Reasonable Efforts" means all reasonable good faith efforts to accomplish an objective, but in any event not less than the concerned Party would normally use in the ordinary course of its business to accomplish a similar objective under a similar circumstance.

1.5.   "Confidential Information" means the proprietary and confidential information of one Party and/or its Affiliates (the "Disclosing Party") that is disclosed and/or made available to the other Party (the "Receiving Party") as from June 4th 2014 (effective date of the MCDA) until expiration or termination of this Agreement. "Confidential Information" shall include without limitation (a) the discussions and negotiations regarding the Collaboration, (b) the terms and conditions of the LOI, the MTA and this Agreement, (b) any proprietary or confidential information or material, including without limitations all trade secrets and all scientific data, in tangible form disclosed hereunder that is marked as "Confidential" at the time it is delivered to the Receiving Party, (c) any Product, any information related to either Party's Background IP and Foreground IP, and/or (d) proprietary or confidential information or material, including without limitations all trade secrets and all scientific data, disclosed orally hereunder which is identified as confidential or proprietary when disclosed and such disclosure of confidential information is confirmed in writing (or by facsimile or email) within thirty (30) days by the Disclosing Party; provided however, that the above information shall not be deemed Confidential Information, to the extent the Receiving Party can establish by competent written proof that such information:

  was already known to the Receiving Party, other than under an obligation of confidentiality and/or restricted use owed to the Disclosing Party, at the time of disclosure;

  was generally available to the public or otherwise part of the public domain at the time of its disclosure hereunder to the Receiving Party;

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  becomes generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of any restricted use and confidentiality obligations;

  is independently developed by the Receiving Party without reference to any Confidential Information disclosed by the Disclosing Party; or

  was subsequently disclosed to the Receiving Party by a person other than the Disclosing Party without breach of any legal or contractual obligation towards the Disclosing Party.

1.6.   "Control" (and the derivative terms "controlling" and "controlled") means:

(a)   as to an entity (including for the purposes hereof any corporation, organization or association), (i) ownership of at least fifty percent (50%) in the aggregate of the voting power of all outstanding shares entitled to vote at a general election of directors of such entity, (ii) ownership of at least fifty percent (50%) of the equity interests in such entity, (iii) ownership of at least fifty percent (50%) of the assets of such entity; or (iv) the possession, direct or indirect, of the power to direct or cause the direction of the management and the policies of such entity, by contract or otherwise; and

(b)   as to the prosecution of patent applications, the maintenance of patent rights, and the enforcement and/or defense of patent rights, Control includes the authority to make decisions pertaining to the conduct of patent prosecution, interferences, patent issuance, maintenance, reissue, reexamination, patent enforcement, abandonment or defense; and

(c)   as to intellectual property, the possession (whether by ownership, license, or other agreement or arrangement existing now or after the Effective Date, other than pursuant to this Agreement) by a Party or its Affiliate of the right to grant to the other Party a license as provided herein under such intellectual property.

1.7.   "Field" means use as human food and animal feed sources or as fuel sources.

1.8.   "Foreground Intellectual Property" and "Foreground IP" shall be interchangeable and mean any and all intellectual property, including without any limitation any data, discovery, invention and results, either patentable or not, generated, conceived, created or developed in the performance of, or as a result of the performance of the Research Program by at least one of the Party and/or its Affiliates. The Foreground IP expressly excludes the Background IP of each Party.

1.9.   "JSC" shall mean the Joint Steering Committee appointed by the Parties in accordance with and pursuant to Section 2.3.

1.10.   "Licensed Patents" means the Patents Controlled by each of the Parties and listed in Annex 1 and/or in a Material Transfer Form and/or the relevant Product Commercialization Agreement from which a license is necessary in order to exploit a Material or Commercialize a Product or otherwise perform the Research Program in accordance with and pursuant to the terms of this Agreement.

1.11.   "Material" means any and all (i) material, proprietary to or Controlled by a Party as part of its Background IP, supplied by such Party (or its designee) to the other for the purpose of performing the Research Program ("Calyxt's Material" or "S&W's Material") and/or (ii) material created through the performance of the Research Program (including Product(s)). Annex 1 sets forth the Calyxt Material and the S&W Material initially included in the Research Program. Any Material not otherwise

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mentioned in Annex 1 that a Party wishes to include in the Research Program after the date hereof will be transferred using a Material Transfer Form. Notwithstanding any other provision of this Agreement, any Alfalfa elite lines not listed on Annex 1 (as the same may from time to time be amended by S&W and Calyxt), even if previously made available by S&W to Calyxt under the MTA, or not provided by S&W after the date hereof using a Material Transfer Form as mentioned herein shall not be deemed "Material" as per the terms herein and shall be expressly excluded from the Research Program.

1.12.   "Material Transfer Form" or "MTF" means the document on the format attached as Annex 4 hereto that is executed between the Parties prior to any provision of Material and/or Product, each of which will be deemed to form an integral part of this Agreement upon execution. Each MTF will indicate the specificities of the Material/ Product, the Background IP of the supplying Party covering the Material / Product as well as any restrictions associated with the use of such Material / Product that may result from obligations contracted towards licensors in relation to the use and/or practice of such licensor's intellectual property.

1.13.   "Net Sales" means the cash consideration paid to a Party (or Third Party acting on behalf of such Party, including without limitation a distributor of such Party) for the sale (i.e. transfer of ownership) of Products, less the following documented deductions (collectively the "Deductions") (i) cost of trade or cash discounts actually granted, other than early pay discounts; (ii) credits or allowance given for rejected or returned products, (iii) billing errors and retroactive price reductions; (iv) freight; (v) insurance; (vi) value added, use or sales taxes stated on the invoice; (vii) customs duties, tariffs and governmental charges actually imposed on the transfer or transport of Products across borders. In the case of any sale for value, such as barter or counter-trade other than in an arm's length transaction exclusively for cash, Net Sales shall be deemed to be the relevant open market price for the Product in the country or territory in which the sale, use or disposal takes place or if the relevant open market price is not ascertainable, a reasonable price, assessed on an arm's length basis therefore, after deduction of all documented Deductions. If the Product is sold to any Third Party together with other products or services, the price of such Product, solely for purposes of the calculation of Net Sales, shall be deemed to be no less than the relevant open market price for the Product in the country or territory in which the sale, use or disposal takes place or if the relevant open market price is not ascertainable, a reasonable price, assessed on an arm's length basis therefore, after deduction of all documented Deductions.

1.14.   "Patents" shall mean (a) all patents and patent applications, including provisional patent applications, and (b) any divisions, continuations, continuations-in-part, or reissues of the patent applications described in clause (a) above; and (c) any patents issuing on any patent applications in clauses (a) and (b) above including any reissues or re-examinations, extensions, confirmations, registrations or revalidations of any of the foregoing.

1.15.   "Product" means any genome-modified Material developed under this Agreement that comprises one or several Trait(s).

1.16.   "Protection" shall mean any grant (or any application for a grant) made by a government or other competent authority that confers upon the creator or owner of an invention the sole right to make, use, and/or sell that invention for a set period of time. As an illustration, a Protection may include trademarks, copyright, Patents or Plant Variety Protection.

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1.17.   "Research" means the generation of knowledge regarding natural mechanisms, as well as functions of genes, tissues and/or cells, mechanisms of action studies and target validation. For the avoidance of doubt, Research excludes any Commercialization activities.

1.18.   "Research Program" means the research program aiming at developing and generating Product(s) in accordance with Annex 2.

1.19.   "Territory" means any country or geographical region worldwide.

1.20.   "Third Party" means any individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, other than Calyxt and S&W and their respective Affiliates.

1.21.   "Trait" means one or more of the following traits to be developed in the Material:

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Rules Of Interpretation

The following rules apply unless the context expressly requires otherwise:

(a)   the singular includes the plural and conversely;

(b)   headings are for convenience only and do not affect interpretation;

(c)   a gender includes all genders;

(d)   references to "including" and "include(s)" shall be deemed to mean respectively "including without limitation" and "include(s) without limitation";

(e)   if a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(f)   a reference to a Section, Clause or Schedule is a reference to a section, clause or a schedule to this Agreement;

(g)   a reference to an agreement or document is to the agreement or document as amended, varied, supplemented, novated or replaced from time to time, except to the extent prohibited / specified by this Agreement;

(h)   a reference to a Party to this Agreement or person to another agreement or document includes the Party's or person's successors, permitted substitutes and assigns;

(i)   a reference to legislation or to a provision of legislation includes modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it;

(j)   a reference to conduct includes, without limitation, an omission, statement and undertaking, whether or not in writing;

(k)   a reference to an agreement includes any undertaking, deed, agreement and legally enforceable arrangement whether or not in writing and a reference to a document includes an agreement (as so defined) in writing, and any certificate, notice, instrument or document of any kind.

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2.   PURPOSE OF THE COLLABORATION

2.1.   Purpose of the collaboration. The Parties have entered into this Agreement to record the principles of cooperation and liability that govern their Collaboration. The Parties intend to use Commercially Reasonable Efforts to develop Product(s) within the frame of the Research Program using their Background IP, for subsequent Commercialization in the Field.

2.2.   Exclusivity. For a period of three (3) years following the Effective Date, on a world-wide basis, each of the Parties agrees that neither it nor any of its Affiliates will enter into, directly or indirectly, any collaboration with a Third Party aiming at developing non-transgenic Alfalfa elite lines using targeted gene editing technologies to introduce genetic modifications of endogenous genes and comprising Traits for use in the Field. For clarity, nothing in this Agreement will restrict in any way, any activities of S&W or Calyxt (or any of their respective Affiliates) with respect to the development of transgenic alfalfa.

2.3.   Joint Steering Committee

2.3.1.   Formation of JSC. The Parties shall establish a joint steering committee (the "JSC"), which shall oversee the execution of the Collaboration. The JSC will be comprised of an equal number of representatives from each of S&W and Calyxt. The exact number of such representatives will be two (2) for each of S&W and Calyxt, or such other number as the Parties may agree. The list of the Parties' initial members of the JSC is set forth as Annex 3 hereto. Each Party may replace any or all of its representatives on the JSC at any time upon written notice to the other. Any member of the JSC may designate a substitute to attend and perform the functions of that member at any meeting of the JSC. Each Party may, in its reasonable discretion, invite non- member representatives of such Party to attend meetings of the JSC.

2.3.2.   Responsibilities. The JSC shall, in addition to its other responsibilities as explicitly set forth in this Agreement, be responsible for:

  Approving, planning and monitoring each step of the Research Program;

  Monitoring workflow and timelines, including transfer of Materials, sample analysis and data quality control, data analysis and summarization, and R&D activities progress performed pursuant to this Agreement;

  Evaluating additional technologies that may be necessary or beneficial to the Collaboration and, where appropriate, making recommendations to the Parties with respect to the acquisition or in-licensing of these technologies;

  Approving Products for Commercialization by the Parties;

  Making recommendations to the Parties regarding Commercialization strategies in relation to the Products, and establishing and approving a promotion and marketing plan for Products;

  Reporting on progress to senior management of the Parties;

  Taking such other actions as are set forth in this Agreement or as the Parties may agree from time to time.

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2.3.3.   Dissolution of the JSC. The JSC shall be disbanded upon termination or expiration of the Agreement.

2.3.4.   Procedural Rules for the JSC. Subject to the terms and conditions set forth in this Agreement, the JSC shall establish its own procedural rules for its operation. The JSC shall make decisions by unanimous consent of the JSC members. One (1) JSC member of each Party shall be required to constitute a quorum at all JSC meetings.

2.3.5.   Meetings. The JSC will meet at least one (1) time during each year, and more frequently as the JSC members and/or each of the Parties deem reasonably appropriate, on such dates, and at such places and times, as provided herein or as the JSC members and/or Parties will agree. Meetings of the JSC may be held telephonically or in person, and those that are held in person will alternate between the offices of the Parties, or such other place as the Parties may agree. The members of the JSC also may convene or be polled or consulted from time to time by means of telecommunications, video conferences, electronic mail or correspondence, as deemed necessary or appropriate. Each Party shall bear the expenses related to the participation of its respective JSC designated members for each such JSC meeting (including travel and accommodation expenses).

3.   PRODUCT(S) DEVELOPMENT

3.1.   Delivery of Material and related Information

S&W has supplied the Material listed on Annex 1 hereto to Calyxt under the MTA, in sufficient quantity together with any S&W's technical information necessary to allow Calyxt to efficiently perform the Research Program in accordance with and pursuant to the present Agreement.

Any further Material required to be supplied by a Party to the other and necessary for the performance of the Research Program will be provided using the Material Transfer Form. For clarity, S&W will have no obligation to supply any Alfalfa elite line in connection with the Research Program other than those listed on Annex 1 hereto.

The Party supplying the Material as part of its Background IP shall endeavor to provide all reasonable technical information at its disposal in relation to the Material that is necessary for the other Party to comply with the terms of this Agreement and ensure stability of the Material.

3.2.   Performance of Research Program

The Parties will use Commercially Reasonable Efforts to perform the Research Program as described in Annex 2 hereto.

Each Party will perform its activities under the Research Program in accordance with all relevant applicable guidelines, laws and regulations.

Unless otherwise agreed to in writing between the Parties, each Party shall assume all the costs related to its performance of its activities under the Research Program.

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Each Party will keep the other Party informed on the progress of its performance of the Research Program by conference calls and by written reports at a frequency that will be determined between the Parties or upon reasonable request from the other Party.

3.3.   Ownership of the Product(s) developed during the Research Program

The Product(s) shall be jointly owned by the Parties.

3.4.   Use of the Product(s) developed during the Research Program

Subject to Article 4 herein, any Product(s) developed during the Research Program shall be used for Research purposes in the Field only, in accordance with and subject to the provisions of this Agreement and for the strict interest of the Collaboration. The Parties shall not be entitled to supply or provide any Material or information developed under the Research Program, or the other Party's Material, to any Third Party without the express written approval of the other Party or as otherwise approved in writing by the JSC.

3.5.   Regulatory Approvals

Calyxt shall submit, obtain and maintain any and all approvals & filings required from regulatory or government authority having jurisdiction for the approval of the exploitation of the Product(s) (the "Regulatory Approvals") in the United States. S&W undertakes to provide all support and assistance reasonably required by Calyxt for any such submission, obtention and maintenance of the Regulatory Approvals. All costs incurred by the Parties with regard to such submission, obtention and maintenance of the Regulatory Approvals in the United States will be shared equally between Calyxt and S&W. For Territories outside of the United States, the JSC will determine which Party will be responsible for obtaining the necessary Regulatory Approvals in each territory where the Product(s) will be sold, where applicable. All costs incurred by each Party to submit, obtain or maintain such Regulatory Approvals will be shared equally between Calyxt and S&W. Either Party shall promptly reimburse its portion of the costs associated with the submission, obtention and maintenance of the Regulatory Approvals within thirty (30) days following receipt of the relevant invoice from the other Party.

4.   COMMERCIAL EXPLOITATION OF THE PRODUCT(S)

4.1.   It will be the responsibility of the JSC to determine in writing which candidate Product(s) developed under the Research Program will be Commercialized.

4.2.   Subject to Article 5 herein and to the provisions of the present Article 4, the Product(s) shall be used for Commercialization purposes in the Field only. Any further research and/or collaboration with any Third Party involving the Product(s), material or information developed during the Research Program must be reviewed by the JSC and previously approved in writing by the Parties' representatives.

4.3.   Prior to any Commercialization of any Product, the JSC shall meet and organize in detail the Commercial activities for the Product for approval by the Parties' representatives. For any avoidance of doubt, no Product(s) shall be Commercialized prior to the Parties agreeing to a Product Commercialization Agreement.

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The JSC shall work with the respective marketing teams of both Parties to develop a plan to promote and market the Product(s) that are approved for Commercialization by the JSC (the "Promotion and Marketing Plan"). This may include but not be exclusive to activities such as branding, direct marketing efforts and sales training presentations. The Promotion and Marketing Plan shall be submitted to the Parties' approval prior to any implementation.

Both Parties shall follow respective branding guidelines established and agreed upon by the JSC, this shall include but is not exclusive to rules regarding the use of logo and trademarks. The JSC shall co-ordinate the Parties' messages regarding the Product(s) to ensure that the Parties' communication on the Product(s) is always consistent and more generally does not interfere with the interests of any Party and its relevant Affiliates. The Parties shall not make any claims, representations or warranties concerning the Product(s) to Third Parties that are not specifically approved by the JSC in writing.

Each Party will comply with any legitimate directions, comments and suggestions it may receive from the JSC concerning the contents and the quality of any promotional material for the Products as well as any reference made by a Party to the Products or the other Party.

Any and all costs associated with the implementation of the Promotion and Marketing Plan shall be borne by the Party that incurs them.

4.4.   Prior to any Commercialization of any Product, the Parties will negotiate in good faith the terms of a separate Product Commercialization Agreement. The terms of the Product Commercialization Agreement will be based on the following principles:

4.4.1.   S&W shall be responsible for all costs related to the breeding and variety development

4.4.2.   S&W will be responsible for manufacturing and shipping of all Product(s):

(a)   With respect to the S&W exclusive territory (set forth in Clause 4.4.4 herein), S&W shall not be compensated by Calyxt for these manufacturing and shipping activities;

(b)     With respect to the Calyxt exclusive territory (set forth in Clause 4.4.3 herein), S&W shall be compensated by Calyxt for these activities at fair market-based rates (based on the country of production) except if Calyxt elects to manufacture and ship the Product(s) by itself or entrusts a Third Party for such activities in the Calyxt exclusive territory;

4.4.3.   Calyxt shall be responsible and shall have exclusive rights for the Commercialization of the Product(s) in all countries that are part of the European Union at the Effective Date and any new country at the time of Commercialization of the applicable Product, Ukraine, Russia and India.

4.4.5.   S&W shall be responsible and shall have exclusive rights for the Commercialization of the Product(s) in any country or region of the Territory that is not part of the Calyxt exclusive territory as per Section 4.4.3 above.

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For any avoidance of doubt, "exclusive rights" granted to a Party with respect to a specific territory imposes on the other Party an obligation (i) not to Commercialize the Product(s) in the other Party's exclusive territory, (ii) refrain from granting any right to any Third Party for the Commercialization of the Product(s) in the other Party's exclusive territory, and (iii) use all best efforts, as far as possible under applicable laws, to avoid parallel importations from its territory to the other Party's exclusive territory.

In the event a Party decides not to Commercialize or to discontinue Commercialization of any Product(s) in its exclusive territory (or any portions thereof), the other Party will have a right of first refusal for the Commercialization rights of the Product(s) in said territory as part of its exclusive territory as per 4.4.3 or 4.4.4.

5.   INTELLECTUAL PROPERTY, PROTECTION, PROSECUTION, MAINTENANCE AND LITIGATION, OWNERSHIP & LICENSE

5.1.   Ownership

5.1.1.   Background IP

Each of the Parties and their Affiliates shall retain ownership and/or Control of its Background IP. For greater certainty and subject to Section 2.2, nothing in this Agreement shall restrict the owner or controller of any Background IP from practicing or commercializing any Background IP.

For the avoidance of doubt, a Party shall have no right, express or implied, with respect to the other Party's Background IP, in each case except as expressly provided in the present Section 5.1.

Each Party shall have the sole right, but not the obligation to obtain, prosecute and maintain, at its cost and expense, throughout the world, any and all Licensed Patents and patents relating to its Background IP.

5.1.2.   Foreground IP

(a)   Inventorship of inventions related to Foreground IP shall be determined in accordance with United States patent laws, regardless of where an invention is discovered, developed or otherwise generated, and regardless of where rights to such inventions are enforced.

(b)   All Foreground IP related to the Traits and/or nucleases and uses thereof, with or without the use of recombination matrix, and the cell and molecular biology methods used to generate, screen and isolate the resulting cells shall be exclusively owned by Calyxt (or its designated Affiliates).

(c)   Subject to clause 5.1.2 b) herein, all Foreground IP related to the alfalfa germplasm un-modified by Calyxt, shall be exclusively owned by S&W (or its Affiliates).

(d)   Subject to clauses 5.1.2. b) and c) herein, any and all inventions made under this Agreement by inventors of both Parties resulting from the execution of the Research Program and performance of this Agreement shall be jointly owned by the Parties ("Joint Intellectual Property" or "Joint IP"). For clarity, pursuant to Section 3.3, the Product(s) are jointly owned by the Parties.

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(e)   Each Party shall, and does hereby, assign, and shall cause any individuals involved on its side to so assign, to the other Party, without additional compensation, such right, title and interest in and to any Foreground Intellectual Property as well as any intellectual property rights with respect thereto, as is necessary to fully effect the ownership provided for in this Section 5.1.2.

(f)   Each Party shall cooperate with any and all reasonable requests for assistance from the other Party, including by making its employees, consultants and other scientific staff available upon reasonable notice during normal business hours at their respective places of business to effect any intellectual property application under the Foreground IP.

5.2.   Foreground Intellectual Property Protection

5.2.1.   S&W and Calyxt shall jointly determine the strategy for any Protection arising from the Foreground Intellectual Property; provided, however, that (i) the Party owning exclusively such Foreground IP (pursuant to Clause 5.1.2 b) or c) above) will be responsible for and have the control for the submission and management of the Protection related to said Foreground IP, or (ii) with respect to Joint IP, the JSC will select one Party as being responsible for the submission and management of such Protection. For purposes hereof, "Managing Party" shall designate the Party in charge of submitting and managing the Protection pursuant to the preceding sentence. While the Managing Party will be managing the Protection resulting from the Foreground IP, the Managing Party shall consult with the non-managing Party for all questions related to the filing/validation of Protection, maintenance/abandonment and dispute resolution. The non-managing Party could also be invited or requested to provide consulting as requested during prosecution, and shall execute any documents related to the filing, validation, prosecuting, abandonment and maintenance as may be reasonably necessary in a timely manner to enable the Managing Party to file and prosecute such Protection. It is expressly agreed that the Parties shall mutually agree any strategy for the filing/validation of Protection, maintenance/abandonment and dispute resolution related to any Joint IP, whereas each Party shall have the responsibility and sole control of the filing/validation of Protection, maintenance/abandonment and dispute resolution related to Foreground IP exclusively owned by it (pursuant to Clause 5.1.2 b) or c) above) after having duly informed and consulted the other Party as provided in the present clause.

5.2.2.   All fees and costs related to the Protection of Foreground IP shall be the responsibility of the Party owning such Foreground IP or, with respect to Joint IP, divided evenly between both Parties (50%-50%). Each Party undertakes to reimburse the other Party of any fees and costs reasonably incurred in accordance with directions of the JSC by the other Party in relation to any Protection of Joint IP within thirty (30) days following the receipt of the other Party's invoice.

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5.2.3.   If a Party (the "Abandoning Party") decides not to file an application for any Protection in any particular country or countries, or if such Party decides to discontinue prosecution or maintenance of any Protection in any particular country or countries (each, an "Abandoned Protection"), the Abandoning Party shall promptly give the other Party a written notice of the same, and the other Party shall then be free to file an application for such Abandoned Protection, continue the prosecution of an application for such Abandoned Protection in such country or countries, and to maintain any patent issuing from an application for an Abandoned Protection in such country or countries, at its sole expense and as deemed appropriate. The Abandoning Party shall assign all of its right, title and interest in and to any such Abandoned Protection to the other Party and the Abandoning Party will execute and deliver such Protection assignment and other documents to effect such transfer as reasonably requested by the other Party. The Abandoning Party shall not have any rights or grant of license from the other Party regarding the Abandoned Protection. If the practice of the Abandoned Protection is or becomes necessary for the exploitation by the Abandoning Party of any Product(s), then the Abandoning Party shall reimburse the other Party fifty (50%) of the costs and expenses paid by the other Party for the filing or maintenance of any Protection after the date the Abandoning Party has effectively decided not to participate in the filing or maintenance of the Protection.

5.2.4.   Infringement. The Parties hereto shall inform each other promptly of any infringement or colorable cause of action for infringement of a Protection of Joint IP as they become aware of. In such case, the Parties shall promptly meet and agree on a mutual position whether or not to enforce the Parties' rights under the Protection. The costs of pursuing any enforcement actions (including any expenses associates with defending any validity, non-enforceability, patents misuse or any other kind of claims brought in response to such enforcement) shall be payable by both Parties, on a 50%-50% basis. If a Party fails or decides not to join the other Party in its defense of the Protection, then the corresponding Protection rights shall be immediately assigned to the defending Party by the non-defending Party. Any damages or other compensation received by a Party or the Parties as a result of the outcome of an infringement case shall be shared between the Parties in a proportion equivalent to their respective financial contribution to the defense of such case.

5.3.   Grant of Licenses and Use of the Foreground IP

5.3.1.   Grant of Licenses under the Background IP

(a)   Grant of Licenses to perform the Research Program. Subject to the provisions of this Agreement and any MTF, each Party hereby grants to the other Party a non-exclusive, non-transferable license under its Material and Background IP for the other Party (or its subcontractor under its responsibility) to perform the Research Program as set forth in this Agreement. Subject to Article 10.2.7, such license shall automatically terminate upon termination of this Agreement.

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(b)   Grant of Licenses to Commercialize Product(s). Subject to the Parties' execution of a Product Commercialization Agreement as provided under Article 4 herein, each Party undertakes to grant the other Party a non-exclusive, non-transferable license under its Material and Background IP (that will be listed in such Product Commercialization Agreement) as necessary for the other Party (or its subcontractor under its responsibility) to Commercialize the Product(s) developed under this Agreement. Subject to Article 10.2.7, such license shall automatically terminate upon termination of this Agreement.

5.3.2.   Use of the Foreground IP

(a)   Use of the Foreground IP in the Field. Subject to Section 5.2, each Party hereby grants to the other Party a non-exclusive, non-transferable license under its proprietary Foreground IP as necessary for the other Party (or its subcontractor under its responsibility) to perform its obligations under this Agreement. Subject to Article 10.2.7, such license shall automatically terminate upon termination of this Agreement.

(b)   Use of the Foreground IP outside the Field. Each Party shall have the exclusive right to use its proprietary Foreground IP (pursuant to Clause 5.1.2 b) or c) above) freely and grant licenses to Third Parties outside of the Field without any specific compensation of any kind to the other. For purposes of the present Section 5.3.2.b and for clarity, the term "exclusive" shall mean that the other Party shall refrain itself from using, and shall not sublicense to any Third Party, any right under the other Party's proprietary Foreground IP (pursuant to Clause 5.1.2 b) or c) above) for any activity occurring outside the Field. As for Joint IP, each Party shall have the non-exclusive right to use its proprietary Joint IP freely and grant non-exclusive licenses to Third Parties for purposes unrelated to the Field without any specific compensation of any kind to the other.

5.3.3.   Sublicensees

Each Party shall only be entitled to sublicense rights granted to it by the other Party in accordance with the present Section 5.3.3 to subcontractors and shall secure that any such sublicensee(s) pursuant to the present Section 5.3.3 will comply with terms at least as stringent as the ones set forth in this Agreement (including without limitation the royalty obligations set forth in Section 6.1, any reporting, compliance with laws and confidentiality obligations). Each Party that is a sublicensor will be responsible to the other Party for any breach by its sublicensee(s) of the terms of this Agreement. Termination of a license granted to a Party pursuant to the present Section 5.3 shall immediately and automatically terminate any sublicense granted by such Party.

6.   FINANCIAL CONSIDERATIONS

6.1.   Prior to any Commercialization of any Product, the Parties will negotiate in good faith the Financial Considerations in a separate Product Commercialization Agreement. The terms of the Product Commercialization Agreement will be based on the following principles set forth in Sections 6.2 and 6.3.

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6.2.   No later than forty-five (45) days after each calendar year in which there are sales of any Product(s) by or on behalf of S&W and/or its Affiliates pursuant to Section 4.4.4, S&W shall pay to Calyxt a royalty equal to:

- If the Product Net Sale Price is less than or equal to USD8.00 per pound, S&W shall pay to Calyxt a royalty equal to *** percent (***%) of its Net Sales of the Product invoiced during such calendar year;

- If the Product Net Sale Price is greater than USD8.00 per pound but less than USD12.50, S&W shall pay to Calyxt a royalty equal to *** percent (***%) of the Net Sales of the Product invoiced during such calendar year; and

- If the Product Net Sale Price of the Product is greater than USD12.51 per pound, S&W shall pay to Calyxt a royalty equal to *** percent (***%) of the Net Sales of Product invoiced during such calendar year.

As used in this Section 6.2, "Product Net Sale Price" means, as to any Product for any calendar year, the result of (a) the Net Sales of the Product invoiced during such calendar year, divided by (b) the total pounds of the Product invoiced during such calendar year.

6.3.   No later than forty-five (45) days after each calendar year in which there are sales of any Product(s) by or on behalf of Calyxt and/or its Affiliates pursuant to Section 4.4.3, Calyxt shall pay to S&W a royalty equal to *** percent (***%) of the Net Sales of Product(s) invoiced during such calendar year.

6.4.   Each Party shall make annual royalty reports to the other Party within thirty (30) days of each calendar year during the term of this Agreement. Each such royalty report will show the invoice amounts and sales made during the most recently completed reporting period; the amount of each Product sold, and the country(ies) where they were sold; the royalties, in United States Dollars, payable hereunder. If no sales have been made during any reporting period, a statement to this effect shall be required.

7.   REPORTS, PAYMENTS & ACCOUNTING

7.1.   Reports & Payments

7.1.1.   All payments or reimbursements due under this Agreement (other than royalty payments) shall be due and payable by S&W or Calyxt, as applicable, within thirty (30) days upon the occurrence of the event that triggers such payment. Any royalty payment under this Agreement will be due and payable as provided in Section 6.

7.1.2.   Interest shall accrue on any late payment of fees as of the date such payment is due, at an annual interest rate equal to the lesser of the legal rate fixed by the European Central Bank plus two percent (2%) or the highest rate permissible by law, with such interest accruing from the date the payment was originally, and any late payment pursuant to this Section shall be credited first to interest and then to any outstanding fees. This Section shall in no way limit any other rights and remedies available to the Party to whom payment is owed, whether arising under this Agreement or at law or in equity.

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7.2.   In case of dispute between the Parties for whatever reason, neither Party has the right to withhold or suspend any payments due to the other Party under the Agreement or to operate any off-setting against any other sums claimed, provided that the other Party shall refrain from incurring any reimbursable expenses until the dispute is considered to be resolved by both Parties.

7.3.   All payments pursuant to this Agreement by the paying Party to the collecting Party are expressed exclusive of any Value Added Tax ("VAT"), or similar taxes which may be applicable and which shall be paid by the paying Party directly to its competent tax authority. Withholding taxes (if any) levied by the tax authorities or a governmental of any country on payments made to the collecting Party by the paying Party hereunder, shall be deducted from any payments due by the paying Party. The paying Party shall cooperate with the collecting Party to avoid any double taxing and provide it upon simple request with any document necessary for this purpose. The paying Party shall help the collecting Party claim exemption therefrom under any double taxation or similar agreement in force and shall produce to the collecting Party proper evidence of payment of all withholding tax.

7.4.   Accounting

Each Party shall keep true and accurate books of account and records for the purpose of determining the payments payable under this Agreement. Such books and records shall be kept for at least five (5) years following the end of the calendar year to which they pertain. The books and records of each Party shall be open for inspection during such five (5) years period by a public accounting firm for whom such Party has no reasonable objection, solely for the purpose of verifying payments due. Such inspections may be made no more than once each calendar year, at reasonable times and on reasonable notice. Inspections shall be at the expense of the other Party; provided, however, in the event a variation or error producing an increase exceeding five percent (5%) of the amount stated for any period covered by the inspection is established in the course of any such inspection, then all reasonable costs relating to the inspection for such period and any unpaid amounts that are discovered shall be paid promptly by the inspected Party together with interest thereon from the date such payments were due at the lesser of the legal rate fixed by the European Central Bank plus two percent (2%) or the highest rate permissible by law, and any payment pursuant to this Section shall be credited first to interest and then to any outstanding royalties.

7.5.   Currency

All payments due under this Agreement shall be made by bank wire transfer in immediately available funds to a bank account designated by the receiving Party. All payments hereunder shall be made in US Dollar. In the event that the due date of any payment is a Saturday, Sunday or national holiday, such payment may be paid on the following business day. If any currency conversion shall be required in connection with the calculation of payments hereunder, such conversion shall be made using the rate used by a Party for its financial reporting purposes in accordance with Generally Accepted Accounting Principles (or foreign equivalent).

8.   WARRANTIES, NO OTHER WARRANTIES, INDEMNIFICATION & PATENTS

8.1.   Warranty on Entering in to Agreement. Each Party represents and warrants to the other Party that:

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8.1.1. It is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action.

8.1.2. The execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound. It is aware of no action, suit or inquiry or investigation instituted by any governmental agency which questions or threatens the validity of this Agreement.

8.2.   Additional Intellectual Property Warranties. Each Party represents and warrants to the other Party that:

8.2.1.   It possesses sufficient rights to enable it to grant all rights and licenses it grants to the other Party (including with respect to its Licensed Patents) under Section 5.3.

8.2.2.   To the best of its knowledge, its Licensed Patents and Background IP existing as of the Effective Date constitute all of the Patents and other intellectual property Controlled by it as of such date that are necessary for the development, production and Commercialization of Products.

8.2.3.   It has not granted, and during the term of this Agreement, it will not grant, any right or license, to any Third Party under its Background IP or Foreground IP that conflicts with the rights or licenses granted or to be granted to the other Party hereunder or the terms hereof.

8.2.4   It has not received any written notice of any claims or litigation at the Effective Date, seeking to invalidate or otherwise challenge its Licensed Patents or its rights therein.

8.2.5.   It has entered into agreements with each of its current and former officers, employees and consultants involved in research and development work, including development of its Background IP and Foreground IP, providing it, to the extent permitted by law, with title and ownership to patents, patent applications, trade secrets and inventions conceived, developed, reduced to practice by such person, solely or jointly with other of such persons, during the period of employment or contract by it (except where the failure to have entered into such an agreement would not have a material adverse effect on the rights granted to the other Party herein), and it is not aware that any of its employees or consultants is in material violation thereof.

8.2.6.   At the Effective Date, to the best of its knowledge, there is no infringement, misappropriation or violation by Third Parties of any of its Background IP in the Field.

8.2.7.   At the Effective Date, there is no pending or, to the best of its knowledge, threatened action, suit, proceeding or claim by others against it that it infringes, misappropriates or otherwise violates any intellectual property or other proprietary rights of others in connection with the use of its Licensed Patents or Background IP, and it has not received any written notice of such claim.

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8.2.8.   At the Effective Date, none of its Licensed Patents have been adjudged invalid or unenforceable by a court of competent jurisdiction or applicable government agency, in whole or in part, and there is no pending or, to its knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Licensed Patents.

8.3.   No Other Warranties

8.3.1.   Except as set forth in Sections 8.1 and 8.2, neither Party makes any representations or warranties of any kind either express or implied relating to the Product(s), its Background IP, the Licensed Patents and the technology covered by the Licensed Patents, including without limitation any warranties regarding their feasibility, use, safety, efficacy or performance, any warranty of merchantability or any warranty for fitness for any particular purpose or a warranty or representation that anything made, used, sold or otherwise disposed of under the license granted in this Agreement is or will be free from infringement of patents, copyrights, and other rights of Third Parties or any other express or implied legal or contractual warranty.

8.3.2.   Each Party acknowledges that the technology licensed under the Licensed Patents is experimental in nature and agrees to take all reasonable precautions to prevent death, personal injury, illness and property damage from the use of the Licensed Patents and the license including but not limited to its defects or eviction.

8.3.3.   In no event shall a Party be liable for incidental or consequential damages of any kind, including economic damage or injury to property and lost profits, regardless of whether the other Party shall be advised, shall have other reason to know, or in fact shall know of the possibility of the foregoing.

8.4.   Indemnification

S&W shall indemnify and hold Calyxt and Calyxt's Affiliates, and their respective directors, officers, employees, agents, consultants and counsel, and the successors and assigns of the foregoing (the "Calyxt's Indemnitees") harmless from and against any and all liabilities, damages, losses, costs or expenses, including (without limitation) reasonable attorneys' and professional fees and other expenses of litigation (collectively "Losses") arising from or occurring as a result of (a) the negligence, gross negligence or willful misconduct of S&W or any of its Affiliates, or their respective employees or agents, or (b) any breach by S&W of a representation, warranty or covenant of this Agreement, and (c) any violation of applicable law, except to the extent such Losses are caused by (i) a breach by Calyxt of a representation, warranty, or covenant of this Agreement or (ii) willful misconduct or gross negligence by Calyxt.

Calyxt shall indemnify and hold S&W and S&W' Affiliates, and their respective directors, officers, employees, agents, consultants and counsel, and the successors and assigns of the foregoing (the "S&W' Indemnitees") harmless from and against any and all Losses arising from or occurring as a result of (a) the negligence, gross negligence or willful misconduct of Calyxt or any of its Affiliates, or their respective employees or agents, or (b) any breach by Calyxt of a representation, warranty or covenant of this Agreement,

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and (c) any violation of applicable law, except to the extent that such Losses are caused by (i) a breach by S&W of a representation, warranty, or covenant of this Agreement or (ii) willful misconduct or gross negligence by S&W.

8.5.   Product Liability

Except and to the extent that either Party is required to indemnify the other pursuant to Section 8.4, all losses arising from or occurring as a result of any Third Party claim for product liability shall be borne equally (50%/50%) by the Parties if and to the extent such Third Party claim relates to Product(s).

9.   CONFIDENTIALITY & PUBLICATIONS

9.1.   Confidential Information.

Except as expressly provided in this Agreement, each Party agrees that it shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes contemplated by this Agreement any Confidential Information furnished to it by the other Party hereto pursuant to this Agreement. Without limitation upon any provision of this Agreement, each of the Parties hereto shall be responsible for the observance by its Affiliates, employees, licensees, sublicensees, agents and consultants of the confidentiality obligations set forth in this Section and this Agreement, generally. The foregoing non-use and non-disclosure obligations shall continue (a) indefinitely, for all Confidential Information that qualifies as a trade secret under applicable law; or (b) for the term of this Agreement and for five (5) years thereafter, in all other cases.

9.2.   Permitted Disclosures.

Except as otherwise limited by this Agreement, each Party hereto may disclose the other Party's Confidential Information and scientific data only to (a) its Affiliates, employees, licensees, sublicensees, agents and consultants on a need to know basis as necessary for the performance of the Agreement; provided that such Affiliates, employees and consultants agree to be bound by the terms of this Section, (b) to the extent such disclosure is necessary in connection with prosecuting or defending litigation, complying with applicable governmental regulations or securities laws or otherwise submitting information to tax or other governmental authorities, or as required by applicable securities laws or the rules and policies of any stock exchange on which securities of such Party are traded or any other applicable regulatory rule or regulation or governmental agency directive, provided that the receiving Party shall give reasonable advance notice to the other Party of such disclosure and shall cooperate with the original disclosing Party in any effort by the original disclosing Party to secure a protective order blocking the disclosure of, or otherwise affording confidential treatment to, such confidential information; (c) to potential investors and/or acquirers of the receiving Party, on a need to know basis, provided that such potential investors and/or acquirers are bound by confidentiality obligations at least as strong as the confidentiality obligations between the Parties under this Agreement, (d) in confidence, to its auditors, financial advisors and financial institutions and their respective professional advisors; or (e) as mutually agreed upon by the Parties. The Parties may also disclose the terms of this Agreement to their respective licensors as they may be contractually required, provided that they shall undertake to (i) give reasonable advance notice to the other Party of such disclosure, (ii) redact any portion not required to be disclosed by contract and (iii) ensure to bind their licensors by confidentiality obligations at least as protective of the disclosed information as set forth herein.

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9.3.   Publications.

If a Party desires to publish on any of the results obtained under this Agreement it will consult with the other Party before submitting to any publication to make sure that no Confidential Information of the other Party is disclosed, agreement is obtained concerning authorship and appropriate reference is made to any contribution of the other Party. The Parties will make best efforts to finalize the above consulting process within four (4) weeks. Consent to publication may not be unreasonably withheld.

10.   TERM AND TERMINATION

10.1.   Term

This Agreement is effective as of the Effective Date and shall continue in full force and effect, unless earlier terminated in accordance with this Article 10 or by mutual agreement of the Parties, for twenty (20) years from the Effective Date or upon expiration of the last to expire Product Commercialization Agreement (entered into pursuant to Section 4.4), whichever is the later.

10.2.   Termination

10.2.1.   Either Party may terminate this Agreement at its convenience during the performance of the Research Program, provided no Product(s) are yet commercialized, upon giving a three (3) month's prior written notice to the other Party.

10.2.2.   Failure by either Party (the "Failing Party") to comply with its respective obligations and conditions contained in this Agreement shall entitle the other Party (the "Terminating Party") to give to the Failing Party in default notice requiring it to make good such default. If such default is not made good within sixty (60) days after receipt of such notice by the Failing Party, the Terminating Party shall be entitled (without prejudice of any of its other rights conferred on it by this Agreement) to terminate this Agreement by giving termination notice to take effect immediately.

10.2.3.   Subject to the applicable laws and regulations, either Party may terminate this Agreement if:

(a)   the other Party enters in any arrangement or composition with creditors, or makes an assignment for the benefit of creditors; or

(b)   there is a dissolution, liquidation or winding-up of the other Party's business; or

(c)   a trustee in bankruptcy of the assets of the other Party is appointed and such trustee does not, within thirty (30) days after receipt of written notice from the other Party confirm this Agreement and provide adequate assurance that the terms and conditions hereof shall faithfully be fulfilled.

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10.2.4.   Each Party acknowledges to the other Party the right to terminate this Agreement with immediate effect by the simple sending of a notice, in case of dispute by such Party of the validity of all or part of the other Party's Licensed Patents.

10.2.5.   The right of either Party to terminate this Agreement as provided above shall not be affected in any way by its waiver of, or failure to take action with respect to, any previous failure to perform hereunder.

10.2.6.   Upon termination of this Agreement by Calyxt (pursuant to Section 10.2.1, 10.2.2, 10.2.3 or 10.2.4) or by S&W (pursuant to Section 10.2.2, 10.2.3 or 10.2.4), each Party shall incur no further obligation and any and all rights and, the licenses granted hereunder shall terminate. The Parties shall cease (and pursuant to Section 5.3.3 have any sublicensee(s) cease) use of the Background IP and Material of the other Party, and any activities in relation to the Products. Upon termination by either Party pursuant to the present clause 10.2.6, any Party may request destruction or return (at the requesting Party's option) of any Confidential Information, Material or Background IP made available to the other Party; and / or destruction of any Product(s),

and the other Party shall proceed with such request and provide a certificate of destruction duly signed by its representative(s) to the requesting Party (where applicable) within thirty (30) days following receipt of such request.

10.2.7.   Upon termination of this Agreement by S&W pursuant to Section 10.2.1, (a) Calyxt shall retain rights to commercialize any Products developed under this Agreement and (b) Calyxt will be allowed to breed with any Products developed under this Agreement for the sole purpose of developing new and competitive varieties containing the Trait(s) for commercialization at Calyxt's sole discretion and without any restriction (any Product referred to in clause (a) or variety developed pursuant to clause (b) is referred to herein as a "Restricted Product"); provided however, that Calyxt will not be allowed to utilize the Products in a breeding program for the creation of new alfalfa varieties that do not contain the Trait(s).

In such a termination scenario, Calyxt will make royalty payments to S&W for all sales of Restricted Products by or on behalf of Calyxt and/or its Affiliates solely based on the germplasm contribution made by S&W at industry-standard rates (the Parties agree that the royalty amount will equal USD***per pound of Restricted Product seed). Any such royalty payments will be creditable towards the USD*** (*** US Dollars) of R&D expenses incurred by Calyxt during the course of the project. Report and payment of such royalties will be made within the conditions of Article 6 and 7.

10.2.8.   Any rights and obligations accrued prior to termination or expiration of this Agreement shall not be affected by such termination or expiration.

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10.2.9.   The provisions of Articles 3.3, 3.4, 5, 6 (only with regard to the payment of any sum(s) accrued during the term of this Agreement), 7, 8, 9, 10, 11.3 and 11.4 shall survive the expiration or termination of this Agreement.

11.   MISCELLANEOUS

11.1.   Force Majeure

Neither Party shall be liable to the other for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by earthquake, riot, civil commotion, war, hostilities between nations, governmental law, order or regulation, embargo, action by the government or any agency thereof, act of God, storm, fire, accident, terrorism, labor dispute or strike, sabotage, explosion or other similar or different contingencies, in each case, beyond the reasonable control of the respective Party. The Party affected by Force Majeure shall provide the other Party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and shall use its best endeavors to overcome the difficulties created thereby and to resume performance of its obligations as soon as practicable. If the performance of any obligation under this Agreement is delayed owing to a force majeure for any continuous period of more than six (6) months, the Parties hereto shall consult with respect to an equitable solution, including the possible termination of this Agreement.

11.2.   Independent Contractors

Nothing contained in this Agreement is intended implicitly, or is to be construed, to constitute a partnership, joint venture or employer/employee relationship between the Parties. No Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of any other Party or to bind any other Party to any contract, agreement or undertaking with any Third Party.

11.3.   Notices

All notices, requests and other communications hereunder shall be in writing and shall be personally delivered or sent by international express delivery service or personal courier, in each case to the respective address specified below, or such other address as may be specified in writing to the other Parties hereto or to such other person or address as any Party shall specify by notice in writing to each of the other Parties hereto:

S&W:	S&W Seed Company 7018 N. Fresno, Suite 380 Fresno, CA 93720 Attn: Chief Financial Officer
Calyxt:	Calyxt Plant Sciences 8 rue de la Croix Jarry 75013 Paris France Attn: CEO

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Except for a notice of a change of address, which shall be effective only upon receipt thereof, all such notices, requests, demands, waivers and communications properly addressed shall be effective: (a)  if sent by Federal Express or other overnight delivery service, three (3) business day after delivery to such service; and (b) if sent by personal courier, upon receipt.

11.4.   Governing Law & Dispute Resolution

11.4.1.   Governing Law

This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed in accordance with the laws of Delaware, without reference to conflict of laws principles.

All disputes related to this Agreement between the Parties that, despite good faith negotiations between the Parties, cannot be solved amicably may be referred exclusively to the competent courts of Delaware, USA.

11.5.   Amendments

No amendment to this Agreement shall be valid unless embodied in a writing executed by each of the Parties hereto. No waiver of any of the provisions of this Agreement shall be valid unless embodied in a writing executed by the Party against whom the waiver is sought to be enforced.

11.6.   Entire Agreement

This Agreement together with the Annexes hereto constitutes the entire agreement, both written or oral, with respect to the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral, between S&W and Calyxt with respect to such subject matter.

11.7.   Severability

In the event that any provisions of this Agreement are determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect without said provision. The Parties shall in good faith negotiate a substitute clause for any provision declared invalid or unenforceable; provided, if the Parties are unable to agree on such a substitute clause and the deletion of the provision held invalid or unenforceable would produce material adverse financial consequences for one Party, such Party shall have the right to terminate this Agreement immediately.

11.8.   Headings

The headings to the Sections hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

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11.9.   Assignment

Neither this Agreement nor any rights and obligations of a Party under this Agreement may be assigned or otherwise transferred to a Third Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided, however, that either Party may assign its rights or delegate its obligations under this Agreement without such consent (a) to an Affiliate of such Party or (b) to its successor in interest in connection with any merger, acquisition, consolidation, corporate reorganization, or similar transaction, or sale of all or substantially all of its assets, provided that such assignee agrees in writing to assume and be bound by the assignor's obligations under this Agreement.

11.10.   Applicable laws

In performing this Agreement, the Parties shall comply with all laws applicable to the performance of the obligations hereunder. Wherever there is a conflict between any provision of this Agreement and any law, the law shall prevail, but in such event the affected provision of this Agreement shall be limited or eliminated only to the extent necessary, and the remainder of this Agreement shall remain in full force and effect.

11.11.   US Export laws and regulations

Each Party understands that the Arms Export Control Act (AECA), including its implementing International Traffic In Arms Regulations (ITAR) and the Export Administration Act 5EAA), including its Export Administration Regulations (EAR), are some (but not all) of the laws and regulations that comprises the U.S. export laws and regulations. Each party further understands that the U.S. export laws and regulations include (but are not limited to): ITAR and EAR product/service/data-specific requirements; (ii) ITAR and EAR ultimate destination-specific requirements; (iii) ITAR and EAR end user-specific requirements; (iv) Foreign Corrupt Practices Act; and (v) antiboycott laws and regulations. Each party shall comply with all then-current applicable export laws and regulations of the U.S. Government (and other applicable U.S. laws and regulations) pertaining to Products (including any associated products, items, articles, computer software, media, services, technical data, and other information). Each Party certifies that it shall not, directly or indirectly, export (including any deemed export), nor re-export (including any deemed re-export) the Products (including any associated products, items, articles, computer software, media, services, technical data, and other information) in violation of U.S. export laws and regulations or other applicable U.S. laws and regulations.

11.12.   Counterparts

This Agreement may be executed in two counterparts, each of which shall be deemed an original and which together shall constitute one instrument.

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement in duplicate originals by their duly authorized officers or representatives.

S&W Seed Company	CALYXT INC.
By: /s/ Mark S. Grewal Mark S. Grewal Its: Pres & CEO Date of Execution: June 3, 2015	By: /s/ Luc Mathis Luc MATHIS, Its: Chief Executive Officer Date of Execution: May 26th 2015

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Annex 1
Background IP and Material

1.  Background IP

a- Calyxt's Licensed Patents

Calyxt's Licensed Patents that have been practiced during Calyxt's performance of the Research Program and/or covering any Material / Products created or generated by Calyxt during the Research Program will be set forth in a MTF upon transfer of any such Material to S&W.

b- S&W Licensed Patents

None

2.  Material

S&W has provided the following Material to Calyxt under the MTA for use in the Research Program:

***

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Annex 2
Research Program

The following describes details of the Research Program for the Collaboration Agreement between Calyxt and S&W for the development of new Alfalfa varieties (the Products) containing Trait(s) created by targeted genome editing. The tasks defined below as part of the Research Program are given as an example and are subject to change by determination of the JSC. The details, as well as the duration, of each task will vary based on the complexity of the Trait(s) selected for inclusion into the Research Program as well as unforeseen difficulty working with any unknown germplasm, such as that provided by S&W.

OBJECTIVE

The program will use the TALENTM-mediated gene-editing platform at Calyxt to modify certain target genes to achieve a desired Trait in the Material (alfalfa germplasm) provided by S&W. The following traits will be candidates for the creation of Products in this Research Program:

***

Calyxt will create the gene-edited alfalfa lines, validate the genotype/phenotype in greenhouse-grown plants and transfer plants material from each edited line to S&W. S&W will incorporate the gene-edited lines developed by Calyxt into their breeding program to develop new varieties that contain the Trait (or stacks of Traits) of interest. S&W will also conduct the necessary field validations to determine the optimal combination of gene-edits as needed to reach the desired phenotype. Calyxt will provide assistance to S&W for the breeding activities and later plant variety trials. The JSC will determine the priority list for each potential trait-by-variety combination to be launched in the Calyxt gene-editing platform.

Calyxt and S&W agree that, unless otherwise mutually agreed in writing, S&W will not be obligated to incorporate more than *** gene-edited lines developed by Calyxt into S&W's breeding program.

PROGRAM DESCRIPTION

1) Overview

The program will be organized into three phases:

Phase 1 - Generation of Plants with Gene Knockouts

S&W and Calyxt will work together to determine the gene target(s) necessary to create the intended Trait(s) listed above. S&W will supply a sufficient quantity of seed and/or plant material from each of the alfalfa varieties to be gene-edited. Calyxt will sequence-verify the target genes in the S&W varieties, design and test TALENTM for each gene target, transform each variety, regenerate plants, genotype individual plants for targeted gene edits and (if applicable) evaluate the intended phenotype of the gene-edit lines from greenhouse-grown plants.

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Phase 2 - Pre-Commercial Breeding and Field Validation

S&W will incorporate up to *** gene-edited line provided by Calyxt into their alfalfa breeding program to create combinations of gene knockouts within breeding populations as needed to create the desired phenotype in a new variety. Calyxt will assist S&W in the breeding activities, including trait genotyping of breeding lines and phenotypic analyses. S&W will bring together through breeding the necessary gene edits to create new trait-containing, elite varieties of alfalfa. S&W will conduct the necessary field validations and quality assessments of the new alfalfa varieties.

Phase 3 - Field Trials, Seed Production and Commercialization

S&W will conduct variety performance trials on all candidate lines as part of their new variety development platform.

2) Description of Phases at Calyxt

Phase 1 - Generation of Plants with Gene Edits

Tasks

Task 1.1 - Sequence the target genes from the elected S&W varieties, TALENTM engineering and validation

Duration: ***

    Grow plants from seed and/or field-grown crowns, initiate in vitro cultures

    Sequence target genes from each variety

    Engineer TALENTM to target each genes in each variety (one TALENTM maybe elected to be used to knockout more than one target gene)

    Test activity in alfalfa protoplasts (monitor NHEJ via deep sequencing), elect best TALENTM

Task 1.2 - Tissue culture optimization, plant transformation and genotyping

Duration: ***

    Transform validated TALENTM into each variety (PEG-mediated transformation into protoplasts and/or stable transformation of a TALENTM expression cassette)

    Generate callus (from protoplasts and/or leaf explants) and regenerate plants

    Genotype each plant for deletions at each target gene

Task 1.3 - Plant regeneration, maturation and phenotypic screening (if applicable)

Duration: ***

    Mature plants in greenhouse

    Deliver modified plants to S&W for inclusion in their breeding program

    Calyxt may produce T1 seed for some trait X variety combinations if needed and validate phenotype in greenhouse grown material

Deliverables

  All plant and/or seed material containing targeted gene edits.

  Phenotypic validation from greenhouse-grown plants, if applicable

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***

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Annex 3
JSC Members

For Calyxt: Luc Mathis (CEO) and William Haun (Director of Product Development)

For S&W: Mark Grewal (President and CEO) and Danielson Gardner (Vice President of Breeding and Genetics)

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Annex 4
>Material Transfer Form

The Present Material Transfer Form is entered into by and between [● ] and [● ] pursuant to and in accordance with the Collaboration Agreement made effective as from November 25th, 2014 (the "Agreement") executed between S&W Seed Company and CELLECTIS PLANT SCIENCES;

The provisions of the Agreement shall be applicable to the present transfer of Material. The present form is hereby attached to the Agreement and constitutes an integral part of it.

Owner of the Material
Description of the Material
Description of the use of the Material within the frame of the Research Program
Recipient
Date of transfer	Date of receipt by the owner of the Material of the fully signed Material Transfer Form
Background IP practiced for the development of the Material and/or covering the Material
Specific use restrictions in relation to the Background IP

Made in two (2) copies.

[●] By: _____________________________ Name: ___________________________ Title: ____________________________	[●] By: _____________________________ Name: ___________________________ Title: ____________________________